Exhibit 99.2

SYNA Amended Offer All-Employee Email

Subject: Today’s Announcement: An Amended Agreement with onsemi

Team #OneSynaptics,

I am writing to share an update regarding the acquisition of Synaptics by onsemi. Moments ago, we announced that Synaptics has amended its merger agreement with onsemi. Under the amended terms, Synaptics shareholders will receive $123 in cash for each share of Synaptics common stock held at the time of closing, which provides higher value and value certainty to our shareholders.

We recognize that today’s announcement may raise questions about what has changed and how we arrived here. We entered our agreement with onsemi back in June, confident in the transaction’s reflection of the strength of our business model, our technology portfolio and our leadership position in intelligent edge processing and wireless connectivity. We believe the revised offer reflects onsemi's continued conviction in our business, our products and our people.

The amended merger agreement was negotiated following the receipt of an unsolicited, non-binding proposal from a third party bidder. The Synaptics Board of Directors carefully evaluated that proposal, alongside our financial and legal advisors and in accordance with well-established governance procedures and the previously announced agreement with onsemi, and concluded that the onsemi transaction, as amended, continues to be in the best interests of Synaptics and its shareholders.

As we’ve discussed since we initially launched our transaction with onsemi in June, we are excited about all of the opportunities we see ahead for our combined company. And while the terms of our agreement have changed, the strategic rationale for bringing Synaptics and onsemi together remains the same. Together, as a differentiated intelligent-edge platform, we expect to accelerate innovation, increase system-level content and deepen customer relationships across attractive growth markets.

Looking ahead, we remain on track to complete our transaction with onsemi by mid-2027, subject to approval by Synaptics shareholders, the receipt of required regulatory approvals and other customary closing conditions. Until then, onsemi and Synaptics will continue to operate as separate, independent companies.

I want to be clear that the process leading to this announcement reflects the strength of Synaptics and the business all of you have worked so hard to build. I understand some of you may have questions about this amended agreement and what it means for you. To answer some of your questions, we have included a brief FAQ below this email.

Thank you for your continued focus, professionalism and commitment to Synaptics. I am incredibly proud of what we have accomplished together, and I hope you share in my enthusiasm for our exciting future working alongside onsemi.

Best regards,
Rahul

Note: In accordance with our corporate policy, if you receive any media inquiries, please do not respond and direct them to Neeta Shenoy at neeta.shenoy@synaptics.com. All investor inquiries should be forwarded to Munjal Shah at munjal.shah@synaptics.com.

Appendix

Do:
•	Rely only on official Synaptics communications for updates.
•	Stay focused on day-to-day business by continuing to execute your role, deliver on commitments and support our customers, partners and suppliers.
•	Protect confidential information and follow our existing policies for handling sensitive or material information.

Don’t:
•	Speculate or spread rumors about the transaction, the amended terms, roles, organizational structure or future plans.
•	Speak externally on behalf of Synaptics unless you are authorized and have approved guidance.
•	Share non-public or forward-looking information, including financial details, undisclosed transaction terms or integration plans that have not been finalized.
•	Reach out to onsemi employees outside the normal course of business unless you are specifically authorized to do so.
•	Post opinions or commentary on social media or use informal channels to discuss the transaction.
•	Pause or slow critical workstreams unless you are explicitly directed to do so.

FAQs

1.	What does this mean for employees?
•	Today’s announcement amends the financial terms of the transaction, but the strategic rationale for bringing Synaptics and onsemi together remains the same.
•	We continue to strongly believe in the strategic rationale of the transaction with onsemi, which accelerates Synaptics’ position in Edge AI and Physical AI.
•	We remain on track to complete the transaction by mid-2027, subject to shareholder approval, required regulatory approvals and other customary closing conditions.
•	Until the transaction closes, onsemi and Synaptics will continue to operate as separate and independent companies.

2.	Why did onsemi amend their offer?
•
We entered our agreement with onsemi back in June, confident in the transaction’s reflection of the strength of our business model, our technology portfolio and our leadership position in intelligent edge processing and wireless connectivity.

•	The revised offer was negotiated following Synaptics’ receipt of an unsolicited, non-binding proposal from a third party.
•
The Synaptics Board carefully evaluated that proposal with its financial and legal advisors and concluded that the onsemi transaction, as amended, continues to be in the best interests of Synaptics and its shareholders.

•	We believe the revised offer reflects onsemi's continued conviction in our business, our products and our people.

3.	What does it mean to switch from all-stock to all-cash? What will happen to the stock that I own? Will I own any shares of the combined company?
•	Under the amended agreement, Synaptics shareholders will receive $123 in cash for each share of Synaptics common stock held at closing as opposed to shares in onsemi stock.

4.	What happens to my unvested shares of Synaptics stock given the deal is all-cash?
•	If you have unvested RSUs, at closing, they will be converted into RSUs of onsemi common stock based on a conversion ratio multiplied by the number of Synaptics shares subject to your unvested award.
•
The conversion ratio is the $123 per share merger consideration mentioned above divided by the average of the volume weighted average trading prices per share of onsemi common stock on each of the five consecutive trading days ending on (and including) the trading day that is three trading days prior to the closing of the transaction.

•	Following conversion, the awards will continue to vest based on their original vesting schedule.

5.	What happens to my Employee Stock Purchase Plan?
•	The current ESPP offering period will be the final offering period under the Synaptics ESPP.
•	Following the close of the transaction, employees may be given the option to enroll in onsemi's ESPP subject to the terms and eligibility requirements of that plan.
•	Additional details (e.g., enrollment windows, discount rate, plan terms) for eligible employees will be communicated as appropriate following close.

6.	Where can I get updates and find more information?
•	We have established a dedicated page covering the transaction on our intranet.
•	As always, we encourage you to talk with your Functional SET Leader if you have any questions.
•	We will keep you informed and provide relevant updates as appropriate.

Cautionary Note Regarding Forward-Looking Statements

This communication relates to a proposed business combination transaction between Synaptics Incorporated and ON Semiconductor Corporation. This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Synaptics’ current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Synaptics, all of which are subject to change. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology that convey uncertainty of future events or outcomes.

These forward-looking statements involve known and unknown risks and uncertainties, which may cause Synaptics’ actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from regulators or the stockholders of Synaptics for the transaction are not obtained; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Synaptics, including restrictions during the pendency of the transaction that may impact the ability to pursue certain business opportunities or strategic transactions; (5) the ability of Synaptics to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) legislative, regulatory and economic developments; and (10) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Synaptics’ response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Synaptics’ overall business, including those more fully described in Synaptics’ filings with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K for the fiscal year ended June 27, 2026, and its quarterly reports filed on Form 10-Q for the current fiscal year. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Synaptics nor its management undertakes any obligation to update or revise any forward-looking statements.

Important Additional Information about the Transaction and Where To Find It

The proposed transaction will be submitted to the stockholders of Synaptics for their consideration. In connection with the proposed transaction, Synaptics will file with the SEC a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Synaptics will send the definitive proxy statement to each stockholder entitled to vote at the special meeting relating to the transaction. Synaptics also plans to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document which Synaptics may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and stockholders will be able to obtain free copies of the definitive proxy statement, preliminary proxy statement and other documents filed with the SEC by Synaptics on Synaptics Investor Relations at https://investor.synaptics.com/.

Participants in the Solicitation

Synaptics, onsemi, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from Synaptics stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Synaptics stockholders in connection with the proposed transaction, and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. You can find more detailed information about Synaptics’ executive officers and directors under the headings “Proposal 1 – Election of Directors,” “Director Compensation,” “Compensation Discussion and Analysis,” “Named Executive Officer Compensation Tables,” “CEO Pay-Ratio Disclosure,” “Pay Versus Performance Disclosure” and “Beneficial Ownership of Certain Stockholders” in its definitive proxy statement filed with the SEC on September 15, 2026. To the extent holdings of Synaptics common stock by the directors and executive officers of Synaptics have changed from the amounts of Synaptics common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=817720&owner=exclude under the tab “Ownership Disclosures”.  You can find more detailed information about onsemi’s executive officers and directors under the headings “The Board of Directors and Corporate Governance,” “Compensation of Executive Officers” and “Stock Ownership” in its definitive proxy statement filed with the SEC on April 2, 2026. To the extent holdings of onsemi common stock by the directors and executive officers of onsemi have changed from the amounts of onsemi common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=1097864&owner=exclude under the tab “Ownership Disclosures”. Additional information about Synaptics’ executive officers and directors and onsemi’s executive officers and directors can be found in the above-referenced proxy statement when it becomes available.